EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
One Horizon Group plc
London, United Kingdom

We have audited the combined balance sheets of One Horizon Group plc and two of its wholly-owned subsidiaries Horizon Globex GmbH and Abbey Technology GmbH (“the Company”) as of June 30, 2012 and 2011, and the related combined statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the years then ended.  These combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of One Horizon Group plc as of June 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN LLP

June 27, 2013

ONE HORIZON GROUP plc
Combined Balance Sheets
June 30, 2012 and 2011
(in thousands, except share data)
	2012	2011

Assets

Current assets:
Accounts receivable, current portion	$953	$212
Income taxes recoverable	-	60
Other assets	121	304
Total current assets	1,074	576

Accounts receivable, net of current portion	22,814	2,821
Property and equipment, net	419	282
Intangible assets, net	12,187	10,704
Investment	55	-
Total assets	$36,549	$14,383

Liabilities and Stockholders' Equity

Current liabilities:
Checks issued in excess of funds on deposit	$39	$92
Accounts payable	3,655	676
Accrued expenses	2,478	380
Income taxes	163	-
Amounts due to related parties	2,020	3,885
Current portion of deferred revenue	4,600	400
Current portion of long-term debt	33	1,600
Total current liabilities	12,988	7,033

Long-term liabilities
Deferred revenue	13,400	1,200
Long-term debt	60	-
Deferred income taxes	445	445
Mandatorily redeemable preferred shares	90	90
Total liabilities	26,983	8,768

Stockholders' Equity
Preferred stock:
$0.0001 par value, authorized 50,000
no share issued and outstanding	-	-
Common stock:
$0.10 par value, authorized 500,000,000 shares
issued and outstanding 83,768,313 shares (2011 - 76,101,645)	8,377	7,610
Additional paid-in capital	11,229	5,840
Retained Earnings (Deficit)	(10,040)	(7,835)
Total stockholders' equity	9,566	5,615
Total liabilities and stockholders' equity	$36,549	$14,383

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Operations
For the years ended June 30, 2012 and 2011
(in thousands)
	2012	2011

Revenue	$5,222	$2,726

Cost of revenue	80	207
Gross margin	5,142	2,519

Expenses:
General and administrative	4,570	1,911
Depreciation	884	321
Amortization of intangibles	1,655	1,307

	7,109	3,539

Income (loss) from operations	(1,967)	(1,020)

Other income and expense:
Interest expense	(218)	(173)
Foreign exchange	49	(2)
Gain on acquisition of subsidiary, net	-	476
	(169)	301

Loss from operations before income taxes	(2,136)	(719)

Income taxes (recovery)	69	(316)
Net loss for the year	$(2,205)	$(403)

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Comprehensive Loss
For the years ended June 30, 2012 and 2011
(in thousands)
	2012	2011

Net loss	$(2,205)	$(403)
Other comprehensive loss:
Forgin currency translation adjustment gain (loss)

Total comprehensive loss	$(2,205)	$(403)

See accompaying notes to combined financial statements

ONE HORIZON GROUP plc
Combined Statements of Stockholders' Equity
For the years June 30, 2012 and 2011
(in thousands)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity
	Number of Shares	Amount

Balance July 1, 2010	59,629	$5,963	$4,846	$(6,709)	$4,099

Net loss	-	-	-	(403)	(403)

Dividends paid	-	-	-	(723)	(723)
Common stock issued for acquisition of subsidiary	16,473	1,647	988	-	2,636
Options issued for services received	-	-	6	-	6

Balance June 30, 2011	76,102	7,610	5,840	(7,835)	5,615

Net loss	-	-	-	(2,205)	(2,205)

Common stock issued for cash	7,667	767	4,983	-	5,750
Options issued for services received	-	-	6	-	6
Warrants issued for services received	-	-	400	-	400

Balance June 30, 2012	83,769	$8,377	$11,229	$(10,040)	$9,566

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Cash Flows
For the years ended June 30, 2012 and 2011
(in thousands)

	2012	2011

Cash provided by (used in) operating activities:

Operating activities:
Net loss for the year	$(2,205)	$(403)

Adjustment to reconcile net loss for the year to
net cash provided by (used in) operating activities:
Depreciation of property and equipment	884	321
Amortization of intangible assets	1,655	1,307
Gain on acquisition of subsidiary	-	(476)
Options issued for services	6	6
Warrants issued for services	400	-
Changes in operating assets and liabilities
net of effects of acquistions:
Accounts receivable	(20,734)	2,675
Other assets	182	730
Accounts payable and accrued expenses	539	211
Deferred revenue	16,400	1,600
Income taxes	(22)	(608)
Net cash provided by (used in) operating activities	(2,895)	5,363

Cash flows from investing activities:
Purchase of intangible assets	(3,466)	(119)
Purchase of property and equipment	(101)	(458)
Cash component upon acquisition		154
Acquisition of subsidiary, net of cash	-	(2,238)
Acquisition of investment	(55)	-
Net cash used in investing activities	(3,622)	(2,661)

Cash flows from financing activities:

Dividends paid	-	(723)
Decrease in long-term borrowing, net	(980)	(2,071)
Proceeds from issuance of common stock	5,750	-
Proceeds from directors, net of repayment	1,800
Net checks issued in excess of funds	(53)	92
Net cash provided by (used in) financing activities	6,517	(2,702)

Increase in cash during the year	-	-

Cash at beginning of the year	-	-

Cash at end of year	$-	$-

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Consolidated Statements of Cash Flows (continued)
For the years ended June 30, 2012 and 2011
(in thousands)

Supplementary Information:

	2012	2011

Interest paid	$-	$-
Income taxes paid	-	-

Non-cash transaction:
Common stock issued for acquistion of subsidiary	-	2,635

See accompanying notes to combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 2012 and 2011

Note 1.  Description of Business and Principles of Combination

Description of Business

One Horizon Group plc (the “Company” or “Horizon”) is incorporated in the United Kingdom and develops proprietary software primarily in the Voice over Internet Protocol (VoIP) and bandwidth optimization markets (“Horizon Globex”) and provides it under perpetual and term license arrangements throughout the world.  The Company sells related user licenses and software maintenance services as well.

Principles of Combination

The 2012 and 2011 combined financial statements include the accounts of One Horizon Group plc and two of its wholly-owned subsidiaries Horizon Globex GmbH and Abbey Technology GmbH.

All significant intercompany balances and transactions have been eliminated.

The 2012 and 2011 combined financial statements of One Horizon Group plc have been prepared on a carve-out basis from the discontinued historical operations of Satcom Global. That line of business was discontinued and disposed of in October 2012. All revenues, expenses, assets and liabilities related to the Satcom Global business have been eliminated from these combined financial statements.

Note 2.  Summary of Significant Accounting Policies

Basis of Accounting

These combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The financial position, results of operations and cash flows of the Company as of and for the years ended June 30, 2012 and 2011 have been derived from the Company’s historical accounting records and are presented as a combined group. The combined financial statements do not include revenues, expenses, assets and liabilities of the former Satcom Global business which was operated through separate corporate subsidiaries.

Management of the Company considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of the services provided to or received from during the periods presented.

Reporting Currency and Currency Translation

The reporting currency of the Company is the United States dollar. Assets and liabilities of operations, other than those denominated in U.S. dollars, are translated into United States dollars at the rate of exchange at the balance sheet date.  Revenues and expenses are translated at the average rate of exchange throughout the period.  Gains or losses from these translations are reported as a separate component of other comprehensive income (loss) until all or a part of the investment in the subsidiaries is sold or liquidated.  The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations. Foreign currency gains/loss on translation for 2012 and 2011 were immaterial.

Transaction gains and losses that arise from exchange-rate fluctuations on transactions denominated in a currency other than the local functional currency are included in general and administrative expenses.

Cash

Cash and cash equivalents include bank demand deposit accounts and highly liquid short term investments with maturities of three months or less when purchased. Cash consists of checking accounts held at financial institutions in the United Kingdom and Switzerland which, at times, balances may exceed insured limits.  The Company has not experienced any losses related to these balances, and management believes the credit risk to be minimal.

Accounts Receivable

Accounts receivable result primarily from sale of software to customers and are recorded at their principal amounts.  Receivables are considered past due once they exceed the terms of the sales transaction. When necessary, the Company provides an allowance for doubtful accounts that is based on a review of outstanding receivables, historical collection information, and current economic conditions.  There was an allowance of $218,000 for doubtful accounts at June 30, 2012.  Receivables are generally unsecured.  Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered.  The Company does not have off-balance sheet credit exposure related to its customers.

Payments due from customers beyond one year are recorded as long term at their net present value, to the extent revenue has been recorded as described. Accounts receivable includes amounts that are due for which revenue has not been recognized. Such amounts are recorded as deferred income, classified as current or long term liabilities, based on the expectation of revenue to be recognized and collections to be received.

Property and Equipment

Property and equipment is primarily comprised of leasehold property improvements, motor vehicles and equipment that are recorded at cost and depreciated or amortized using the straight-line method over their estimated useful lives as follows: motor vehicles – 5 years, equipment – between 3 and 5 years, leasehold property improvements, over the lesser of the estimated remaining useful life of the asset or the remaining term of the lease.

Repairs and maintenance are charged to expense as incurred.  Expenditures that substantially increase the useful lives of existing assets are capitalized.

Fair Value Measurements

Fair value is defined as the exchange price that will be received for an asset or paid to transfer a liability (an exit price) in the principal.  Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs.  To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered to be observable and the third unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Intangible Assets

Intangible assets include software development costs and customer lists and are amortized on a straight-line basis over the estimated useful lives of five years for customer lists and ten years for software development.  The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life.  The Company performs periodic reviews of its capitalized intangible assets to determine if the assets have continuing value to the Company

The Company expenses all costs related to the development of internal-use software as incurred, other than those incurred during the application development stage, after achievement of technological feasibility.  Costs incurred in the application development stage are capitalized and amortized over the estimated useful life of the software.  Internally developed software costs are amortized on a straight-line basis over the estimated useful life of the software.  The Company performs periodic reviews of its capitalized software development costs to determine if the assets have continuing value to the Company.  Costs for assets that are determined to be of no continuing value are written off.  During the years ended June 30, 2012 and 2011, software development costs of $3,447,000 and $3,625,000, respectively, have been capitalized.

Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets whenever events or changes in circumstances indicate impairment may have occurred.  An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributed to the assets or the business to which the assets relate.  Impairment losses, if any, are measured as the amount by which the carrying value exceeds the fair value of the assets.  During the years ended June 30, 2012 and 2011, the Company identified no impairment losses related to the Company’s long-lived assets.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company establishes persuasive evidence of a sales arrangement for each type of revenue transaction based on a signed contract with the customer and that delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

●
Revenue from sales of perpetual licenses to top-tier telecom entities is recognized at the inception of the arrangement, presuming all other relevant revenue recognition criteria are met. Revenue from sales of perpetual licenses to other entities is recognized over the agreed collection period.  The Company regards a “top-tier” telecom entity as a tier 1 carrier that has a direct connection to the Internet and the networks it uses to deliver voice and data services as well as a financially strong balance sheet and good credit rating.

●	Revenues from software maintenance, technical support and unspecified upgrades are recognized over the period that these services are delivered.
●	Revenues for user licenses purchased by customers are recognized when the user license is delivered.

We enter into arrangements in which a customer purchases a combination of software licenses, maintenance services and post-contract customer support (“PCS”). As a result, judgment is sometimes required to determine the appropriate accounting, including how the price should be allocated among the deliverable elements if there are multiple elements. PCS may include rights to upgrades, when and if available, support, updates and enhancements. When vendor specific objective evidence (“VSOE”) of fair value exists for all elements in a multiple element arrangement, revenue is allocated to each element based on the relative fair value of each of the elements. VSOE of fair value is established by the price charged when the same element is sold separately. Accordingly, the judgments involved in assessing the fair values of various elements of an agreement can impact the recognition of revenue in each period. Changes in the allocation of the sales price between deliverables might impact the timing of revenue recognition, but would not change the total revenue recognized on the contract. When elements such as software and support services are contained in a single arrangement, or in related arrangements with the same customer, we allocate revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. In the absence of fair value for a delivered element, revenue is first allocated to the fair value of the undelivered elements and then allocated to the residual delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. No sales arrangements to date include undelivered elements for which VSOE does not exist.

For purposes of revenue recognition for perpetual licenses, the Company considers payment tems exceeding one year as a presumption that revenue is recognized pro-rata over the collection period, typically over five years. For sales to top-tier customers, this presumption is overcome by the customer’s commitment to pay, its payment history and its demonstrated ability to pay. For revenue recognized in advance of payments due, the Company provides a discount against the revenue relative to the net present value of the cash flows expected over the payment terms, when these terms exceed one year.

Deferred Revenue

The Company sells software and licenses on deferred payment terms, typically over five years. For those sales to customers which the Company does not consider to be top-tier telecom entities the revenue is recognized over the collection period. Contracts are considered legally binding agreements. On execution the Company records the full amount receivable from the customer, including an allocation to current and long-term positions. The amount of the receivable that is not recognized is included in deferred revenue.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognized as assets of the Company at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Advertising Expenses

It is the Company’s policy to expense advertising costs as incurred.  No advertising costs were incurred during the years ended June 30, 2012 and 2011.

Research and Development Expenses

Research and development expenses include all direct costs, primarily salaries for Company personnel and outside consultants, related to the development of new products, significant enhancements to existing products, and the portion of costs of development of internal-use software required to be expensed.  Research and development costs are charged to operations as incurred with the exception of those software development costs that may qualify for capitalization. The Company incurred no research and development costs in the years ended June 30, 2012 and 2011.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled.  Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction.  The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized.  The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence).  The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return.  Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required.  As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions.  The Company’s estimates and assumptions may differ significantly from tax benefits ultimately realized.

Accumulated Other Comprehensive Income (Loss)

Other comprehensive income (loss), as defined, includes net income, foreign currency translation adjustment, and all changes in equity (net assets) during a period from non-owner sources.  To date, the Company has not had any significant transactions that are required to be reported in other comprehensive income (loss), except for foreign currency translation adjustments, that were immaterial.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year.  The Company makes estimates for, among other items, useful lives for depreciation and amortization, determination of future cash flows associated with impairment testing for long-lived assets, determination of the fair value of stock options and warrants, determining fair values of assets acquired and liabilities assumed in business combinations, valuation allowance for deferred tax assets, allowances for doubtful accounts, and potential income tax assessments and other contingencies.  The Company bases its estimates on historical experience, current conditions, and other assumptions that it believes to be reasonable under the circumstances.  Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: cash, accounts receivable, accounts payable, accrued expenses, and notes payable.  The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share-Based Compensation

The Company accounts for stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.  The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized for options in footnote disclosures.

Recent Accounting Pronouncements

In June 2011, the FASB issued guidance on presentation of comprehensive income.  The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity.  Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or two separate, but consecutive statements.  The Company has adopted this standard and elected to present a separate Consolidated Statements of Comprehensive Income.

Note 2.  Business Combinations

On September 18, 2010 the Company entered into an agreement to acquire all of the issued and outstanding shares acquired of Abbey Technology GmbH (“Abbey”) by the payment of $1,003,000 in cash and issuing 2,885,081,220 shares of common stock valued at $2,636,000. Abbey is a software development company based in Switzerland.

The primary reasons for this acquisition were that Abbey had been contracted to develop bandwidth optimized software “Horizon” for the Company as the parties could see significant other markets to utilize this new technology in, particularly GSM and VSAT. This enabled the Company to own the IP relating to Horizon, and to retain the full benefit of the margins and to strengthen the management team.

Details of the fair value of identifiable assets and liabilities acquired and the purchase consideration are as follows: (in thousands)

Assets
Cash	$154
Accounts receivable	123
Director’s loan receivable	804
Customer list	885
Software	4,631
Total assets	6,597

Liabilities
Accounts payable	303
Deferred tax liability	944
1,247

Net assets acquired	$5,350

As a result of the acquisition of Abbey the following amounts were recorded as Other Income and Expense:

Negative goodwill resulting from the bargain purchase acquisition of Abbey	$1,711,000
Less:
Costs incurred on Abbey acquisition written off	1,235,000
Gain on acquisition of subsidiary, net	$476,000

Note 3.  Property and Equipment, net

Property and equipment consist of the following: (in thousands)

	2012	2011

Leasehold improvements	$265	$265
Motor vehicle	120
Equipment	173	25
	558	290
Less accumulated depreciation	(139)	(8)

Property and equipment, net	$419	$282

Note 4.  Intangible Assets

Intangible assets consist primarily of software development costs, customer and reseller relationships, and supplier contracts, which are amortized over the estimated useful life, generally on a straight-line basis with the exception of customer relationships, which are generally amortized over the greater of straight-line or the related asset’s pattern of economic benefit. (in thousands)

	2012	2011

Horizon software	$15,378	$11,931
Contractual relationships	885	885
	16,263	12,816
Less accumulated amortization	(4,076)	(2,112)

Intangible assets, net	$12,187	$10,704

Amortization of intangible assets for each of the next five years is estimated to be $1,500,000 per year.

Note 5.  Long-Term Debt

Long – term liabilities consist of the following (in thousands)

	2012	2011

Vehicle loan	$93	$-
Bank term loan	-	1,600
	93	1,600
Less current portion	(33)	(1,600)

Balance	$60	$-

The $60,000 was repayable as 37 monthly payments of approximately $1,300 with a final payment of roughly $12,000 in August 2015.  Accordingly, the future fiscal year payment schedule is

2013	$15,600
2014	15,600
2015	15,600
2016	$13,200

$60,000

Note 6.  Related-Party Transactions

Amounts due to related parties include the following: (in thousands)

	2012	2011

Loans due to stockholders	$2,000	$-
Due to directors	20	225
Due to Satcom Group	-	3,660

	$2,020	$3,885

During the year ended June 30, 2012, stockholders advanced a total of $2,000,000 to the Company. These loans are unsecured, have an interest rate of 10%.

During the years ended June 30, 2012 and 2011 a company owned by a director and officer of the Company provided services in the amounts of $632,000 and $585,000, respectively.

Note 7.  Stockholders’ Equity

Preferred Stock

The Company’s authorized capital includes 50,000 shares of preferred stock of $0.0001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding for any of the periods presented.

Mandatorily Redeemable Preferred Shares (Deferred Stock)

The Company’s subsidiary OHG is authorized to issue 50,000 shares of deferred stock, par value of £1.These shares are non-voting and non-participating. Because the shares are redeemable at the option of the holders, they have been presented as a long-term liability.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.10.

During the year ended June 30, 2012, the Company:

●	issued 7,666,668 shares of common stock for cash proceed of $5,750,000.

During the year ended June 30, 2011, the Company:

●	issued 16,473,000 shares of common stock, with a fair value of $2,635,680, for the acquisition of Abbey Technology GmbH.

Stock Purchase Warrants

At June 30, 2012, the Company had reserved 4,000,000 shares of its common stock for the following outstanding warrants:

Number of Warrants	Exercise Price	Expiry

4,000,000	$0.00	No expiry date

During the year ended June 30, 2012, the Company issued 400,000 warrants to a placement consultant  with a strike price of $0.25 that can be exercised at anytime.

Note 8.  Stock-Based Compensation

Although the Company does not have a formal stock option plan, it issues stock options to directors, employees, advisors, and consultants.

A summary of the Company’s stock options as of June 30, 2012, is as follows:

	Number of	Weighted Average
	Options	Exercise Price

Outstanding at June 30, 2010	507,385	$0.325
Options forfeited	(261,660)	0.156
Options issued	1,000,000	0.156
Outstanding at June 30, 2011	1,245,725	0.225
Options forfeited	(11,670)	0.220
Outstanding at June 30, 2012	1,234,055	$0.225

The following table summarizes stock options outstanding at June 30, 2012:

	Number	Average	Number	Intrinsic
	Outstanding	Remaining	Exercisable	Value
	at	Contractual	at	at
	June 30,	Life	June 30,	June 30,
Exercise Price	2012	(Years)	2012	2012
$0.150	19,690	2.83	19,690	$
0.156	1,000,000	7.50	1,000,000
0.530	101,824	2.33	101,824
0.569	112,541	3.50	41,077

At June 30, 2012, 1,234,055 shares of common stock were reserved for outstanding options.

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model.  The assumptions used in calculating the fair value of the options granted were: risk-free interest rate of 4.6%, a 3 year expected life, a dividend yield of 1%, and a stock price volatility factor of 40%

There were no options issued during the year ended June 30, 2012; options to purchase 1,000,000 shares of common stock were issued during the year ended June 30, 2011.

Note 9.  Income Taxes

Income taxes are recognized for the amount of taxes payable for the current year and for the impact of deferred tax assets and liabilities, which represent consequences of events that have been recognized differently in the financial statements under GAAP than for tax purposes.

Loss before income taxes consisted of the following (in thousands):

	2012	2011

International	$(315)	$(1,119)
Total	$(315)	$(1,119)

Deferred Tax Assets

As of June 30, 2012, the Company has non-capital losses of approximately $7.7 million available for future deductions from taxable income derived in the United Kingdom, which do not expire.  The potential benefit of net operating loss carryforwards has not been recognized in the combined financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years.  The tax years 2006 through 2011 remain open to examination by taxation authorities in the jurisdictions in which the Company operates.  The components of the net deferred tax asset and the amount of the valuation allowance are as follows: (in thousands)

	2012	2011
Deferred tax assets
Net operating loss carryforwards	$1,981	$1,600
Valuation allowance	(1,981)	(1,600)
Net deferred tax assets	$-	$-

The increase in the valuation allowance was $381,000 for the year ended June 30, 2012

Note 10.  Commitments and Contingencies

The Company has an agreement with a consultant to pay for certain services to be provided up to December 31, 2013 by the issuance of options to purchase 1,000,000 shares of common stock of the Company at each of December 31, 2012 and 2013.

Lease Commitments

The Company incurred total rent expense of $19,136 and $45,000, for the years ended June 30, 2012 and 2011, respectively.  Future lease commitments are as follows:

2013    $68,000
2014    $20,000
2015    $20,000
2016    $20,000
2017    $20,000

Note 11.  Subsequent Events

Subsequent to June 30, 2012

●	subsequent to June 30, 2012 the Company issued
o	670,000 shares of common stock for cash proceeds ot $502,000
o	5,000,000 shares of common stock for notes receivable of $500,000
o	500,000 shares of common stock for services received with a fair value of $50,000
o	12,000,000 shares of common stock for services received from related parties with a fair value of $1,200,000
●	issued warrants to purchase 400,000 shares of common stock at $0.25 for services provided with a fair value of $1,825
●
On November 30, 2012 all the issued and outstanding shares of the Company were acquired by One Horizon Group, Inc. (formerly Intelligent Communication Enterprise Corporation) in exchange for an aggregate of 17,873,945,491shares of One Horizon Group, Inc. This share issuance forms approximately 96% of the issued and outstanding shares of One Horizon Group, Inc.

●
On January 22, 2013 the Company entered into two convertible loan agreements with two officers and directors of the Company in the amount of $250,000 each. The convertible loans bear an interest rate of 0.21% and are repayable on or before January 22, 2014. The Company has the option to repay the loans at any time, without penalty, in cash or shares of common stock of the Company at a price of $0.0086 per share. If the Company elects to repay the convertible loans in full by the issuance of shares the Company will issue 29,190,000 shares of common stock for each loan so repaid.

●
On February 18, 2013 the Company entered into a subscription agreement to issue 483,870,968 shares of common stock and warrants to purchase 241,935,483 shares of common stock, at the price of $0.0124 per share until February 18, 2016 for total consideration of $6 million. The subscription proceeds are receivable as to $2 million each at March 31, June 30 and September 30, 2013. The outstanding balance is secured by a pledge of the shares, pro-rata to amount owing, and carries an interest rate of 3%.

●
In the period between January 31 and April 30, 2013, the Company invested $1.5 million for a 75% interest in a Chinese joint venture with ZTE Corporation, held in a subsidiary, One Horizon Hong Kong Limited.

●
In April 2013, the Company entered into an advisory agreement with a consulting firm to provide business and corporate development services to the Company. Upon the signing of the agreement on April 15, 2013, the Company agreed to issue 37,526,065 shares of common stock at a price of $0.015 per share for total consideration of approximately $562,890.

●
In May, 2013 signed an amendment to its agreement with an investor relations firm, pursuant to which the Company issued the firm a warrant to purchase up to 37,526,065 shares of the Company’s Common Stock, subject to vesting, at an exercise price of $0.012 per share, with 7,505,213 shares vesting on each of May 1, 2013, October 15, 2013, January 15, 2014, and April 14, 2014. Exercise of the warrants is also subject to certain performance metrics set forth in the warrant.

ONE HORIZON GROUP plc
Combined Balance Sheets
September 30, 2012 and June 30,2012
(United States Dollars)
(unaudited)
	September 30,	June 30,
	2012	2012

Assets

Current assets:
Cash	$1,116	$-
Accounts receivable, current portion	2,481	953
Other assets	753	121
Total current assets	4,350	1,074

Accounts receivable, net of current portion	20,000	22,814
Property and equipment, net	387	419
Intangible assets,net	12,002	12,187
Investment	-	55
Total assets	$36,739	36,549

Liabilities and Stockholders' Equity

Current liabilities:
Checks issued in excess of funds on deposit	$-	$39
Accounts payable	1,447	3,655
Accrued expenses	2,972	2,478
Income taxes	386	163
Amounts due to related parties	2,020	2,020
Current portion of deferred revenue	4,600	4,600
Current portion of long-term debt	33	33
Total current liabilities	11,458	12,988

Long-term liabilities
Deferred revenue	12,250	13,400
Long-term debt	60	60
Deferred income taxes	445	445
Mandatorily redeemable preferred shares	90	90
Total liabilities	24,303	26,983

Stockholders' Equity
Peferred stock:
$0.0001 par value, authorized 50,000
no issued and outstanding 50,000 shares (June 2012 - 50,000)	-	-
Common stock:
$0.10 par value, authorized 500,000,000 shares
issued and outstanding 84,438,313 shares (June 2012 - 83,768,313)	8,444	8,377
Additional paid-in capital	11,666	11,229
Retained Earnings (Deficit)	(7,674)	(10,040)
Total stockholders' equity	12,436	9,566
Total liabilities and stockholders' equity	$36,739	$36,549

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Operations
For the three months ended September 30, 2012 and 2011
(in thousands)
(unaudited)
	2012	2011

Revenue	$4,291	$117

Cost of revenue	322	15
Gross margin	3,969	102

Expenses:
General and administrative	915	667
Depreciation	36	221
Amortization of intangibles	393	414

	1,344	1,302

Other income and expense:
Interest expense	(36)	(15)

Income (loss) from operations before income taxes	2,589	(1,215)

Income taxes (recovery)	223
Net Income (loss) for the period	$2,366	$(1,215)

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Stockholders' Equity
For the years June 30, 2012 and 2011 and the three months ended September 30, 2012
(in thousands)
(unaudited)
	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity
	Number of Shares	Amount

Balance July 1, 2010	59,629	$5,963	$4,846	$(6,709)	$4,100

Net loss	-	-	-	(403)	(403)

Dividends paid	-	-	-	(723)	(723)
Common stock issued for acquisition of subsidiary	16,473	1,647	988	-	2,635
Options issued for services received	-	-	6	-	6

Balance June 30, 2011	76,102	7,610	5,840	(7,835)	5,615

Net loss	-	-	-	(2,205)	(2,205)

Common stock issued for cash	7,667	767	4,983	-	5,750
Options issued for services received	-	-	6	-	6
Warrants issued for services received	-	-	400	-	400

Balance June 30, 2012	83,769	8,377	11,229	(10,040)	9,566

Net income	-	-	-	2,366	2,366

Common shares issued for cash	670	67	435	-	502
Warrants issued for services provided	-	-	2	-	2

Balance September 30, 2012	84,439	$8,444	$11,666	$(7,674)	$12,436

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Combined Statements of Cash Flows
For the three months ended September 30, 2012 and 2011
(in thousands)
(unaudited)

	2012	2011

Cash provided by (used in) operating activities:

Operating activities:
Net income (loss) for the period	$2,366	$(1,215)

Adjustment to reconcile net income (loss) for the period to
net cash provided by (used in) operating activities:
Depreciation of property and equipment	36	221
Amortization of intangible assets	393	414
Warrants issued for services	2	-
Changes in operating assets and liabilities
Accounts receivable	1,286	(3,304)
Other assets	(632)	(279)
Accounts payable	(1,701)	2,672
Deferred revenue	(1,150)	(100)
Income taxes	223	-
Net cash provided by (used in) operating activities	823	(1,591)

Cash used in investing activities:

Purchase of property and equipment	(170)	(1,525)
Net cash (used in) investing activities	(170)	(1,525)

Cash flow from financing activities:

Proceeds from issuance of common stock	502	3,000
Net checks issued in excess of funds	(39)	116
Net cash provided by financing activities	463	3,116

Increase in cash during the period	1,116	-

Cash at beginning of the period	-	-

Cash at end of period	$1,116	$-

See accompanying notes to combined financial statements.

ONE HORIZON GROUP plc
Consolidated Statements of Cash Flows (continued)
For the three months ended September 30, 2012 and 2011
(in thousands)
(unaudited)

Supplementary Information:

	2012	2011

Interest paid	$-	$-
Income taxes paid	-	-

See accompanying notes to consolidated financial statements.

Combined Statements of Comprehensive Loss
Combined Statements of Comprehensive Loss
For the three months ended September 30, 2012 and 2011
(in thousands)
(unaudited)

	2012	2011

Net Income (Loss)	$2,366	$(1,215)
Other comprehensive loss:
Forgin currency translation adjustment gain (loss)

Total comprehensive loss	$2,366	$(1,215)

See accompaying notes to combined financial statements

NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2012

Note 1.  Description of Business and Principles of Combination

Description of Business

One Horizon Group plc (the “Company” or “Horizon”) is incorporated in the United Kingdom and develops proprietorial software primarily in the Voice over Internet Protocol (VoIP) and bandwidth optimization markets (“Horizon Globex”) and provides it under perpetual and term license arrangements throughout the world. The Company sells related user licenses and software maintenance services as well.

Interim Period Financial Statements

The accompanying unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the Securities and Exchange Commission’s instructions.  Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.  The results of operations reflect interim adjustments, all of which are of a normal recurring nature and, in the opinion of management, are necessary for a fair presentation of the results for such interim period.  The results reported in these interim consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.  Certain information and note disclosure normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations.  These unaudited interim consolidated financial statements should be read in conjunction with the audited combined financial for the year ended June 30, 2012.

Principles of Consolidation

The combined financial statements include the accounts of One Horizon Group plc and its wholly-owned subsidiaries Horizon Globex GmbH and Abbey Technology GmbH.

All significant intercompany balances and transactions have been eliminated.

The 2012 and 2011 combined financial statements of One Horizon Group plc have been prepared on a carved-out basis from the discontinued historical operations of Satcom Global. That line of business was discontinued and disposed of in October 2012. All revenues, expenses, assets and liabilities related to the Satcom Global business have been eliminated from these combined financial statements.

Note 2.  Summary of Significant Accounting Policies

Basis of Accounting

These combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The financial position, results of operations and cash flows of the Company as of and for the three months ended September 30, 2012 and 2011 have been derived from the Company’s historical accounting records and are presented as a combined group. The combined financial statements do not include revenues, expenses, assets and liabilities of the former Satcom Global business which was operated through separate corporate subsidiaries.

Management of the Company considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of the services provided to or received from during the periods presented.

Reporting Currency and Currency Translation

The reporting currency of the Company is the United States dollar. Assets and liabilities of operations,, other than those denominated in U.S. dollars, are translated into United States dollars at the rate of exchange at the balance sheet date.  Revenues and expenses are translated at the average rate of exchange throughout the period.  Gains or losses from these translations are reported as a separate component of other comprehensive income (loss) until all or a part of the investment in the subsidiaries is sold or liquidated.  The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.  Foreign currency gains/losses on translation for the three months ended September 30, 2012 and 2011 were immaterial.

Transaction gains and losses that arise from exchange-rate fluctuations on transactions denominated in a currency other than the local functional currency are included in general and administrative expenses.

Cash

Cash and cash equivalents include bank demand deposit accounts and highly liquid short term investments with maturities of three months or less when purchased. Cash consists of checking accounts held at financial institutions in the United Kingdom and Switzerland which, at times, balances may exceed insured limits.  The Company has not experienced any losses related to these balances, and management believes the credit risk to be minimal.

Accounts Receivable

Accounts receivable result primarily from sale of software and equipment to customers and are recorded at their principal amounts.  Receivables are considered past due once they exceed the terms of the sales transaction. When necessary, the Company provides an allowance for doubtful accounts that is based on a review of outstanding receivables, historical collection information, and current economic conditions.  There was an allowance of $218,000 for doubtful accounts at September 30, 2012.  Receivables are generally unsecured.  Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered.  The Company does not have off-balance sheet credit exposure related to its customers.

Payments due from customers beyond one year are recorded as long term at their net present value, to the extent revenue has been recorded as described. Accounts receivable includes amounts that are due for which revenue has not been recognized. Such amounts are recorded as deferred income, classified as current or long term liabilities, based on the expectation of revenue to be recognized and collections to be received.

Property and Equipment

Property and equipment is primarily comprised of leasehold property improvements, motor vehicles and equipment that are recorded at cost and depreciated or amortized using the straight-line method over their estimated useful lives as follows: motor vehicles – 5 years, equipment – between 3 and 5 years, leasehold property improvements, over the lesser of the estimated remaining useful life of the asset or the remaining term of the lease.

Repairs and maintenance are charged to expense as incurred.  Expenditures that substantially increase the useful lives of existing assets are capitalized.

Fair Value Measurements

Fair value is defined as the exchange price that will be received for an asset or paid to transfer a liability (an exit price) in the principal.  Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs.  To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered to be observable and the third unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Intangible Assets

Intangible assets include software development costs and customer lists and are amortized on a straight-line basis over the estimated useful lives of five years for customer lists and ten years for software development.  The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life.  The Company performs periodic reviews of its capitalized intangible assets to determine if the assets have continuing value to the Company

The Company expenses all costs related to the development of internal-use software as incurred, other than those incurred during the application development stage, after achievement of technological feasibility.  Costs incurred in the application development stage are capitalized and amortized over the estimated useful life of the software.  Internally developed software costs are amortized on a straight-line basis over the estimated useful life of the software.  The Company performs periodic reviews of its capitalized software development costs to determine if the assets have continuing value to the Company.  Costs for assets that are determined to be of no continuing value are written off.  During the the three months ended September 30, 2012 and 2011, software development costs of $170,000 and $1,525,000, respectively, have been capitalized.

Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets whenever events or changes in circumstances indicate impairment may have occurred.  An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributed to the assets or the business to which the assets relate.  Impairment losses, if any, are measured as the amount by which the carrying value exceeds the fair value of the assets.  During the three months ended September 30, 2012 and 2011, the Company identified no impairment losses related to the Company’s long-lived assets.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company establishes persuasive evidence of a sales arrangement for each type of revenue transaction based on a signed contract with the customer and that delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

●
Revenue from sales of perpetual licenses to top-tier telecom entities is recognized at the inception of the arrangement, presuming all other relevant revenue recognition criteria are met. Revenue from sales of perpetual licenses to other entities is recognized over the agreed collection period.  The Company regards a “top-tier” telecom entity as a tier 1 carrier that has a direct connection to the Internet and the networks it uses to deliver voice and data services as well as a financially strong balance sheet and good credit rating.

●	Revenues from software maintenance, technical support and unspecified upgrades are recognized over the period that these services are delivered.
●	Revenues for user licenses purchased by customers are recognized when the user license is delivered.

We enter into arrangements in which a customer purchases a combination of software licenses, maintenance services and post-contract customer support (“PCS”). As a result, judgment is sometimes required to determine the appropriate accounting, including how the price should be allocated among the deliverable elements if there are multiple elements. PCS may include rights to upgrades, when and if available, support, updates and enhancements. When vendor specific objective evidence (“VSOE”) of fair value exists for all elements in a multiple element arrangement, revenue is allocated to each element based on the relative fair value of each of the elements. VSOE of fair value is established by the price charged when the same element is sold separately. Accordingly, the judgments involved in assessing the fair values of various elements of an agreement can impact the recognition of revenue in each period. Changes in the allocation of the sales price between deliverables might impact the timing of revenue recognition, but would not change the total revenue recognized on the contract. When elements such as software and support services are contained in a single arrangement, or in related arrangements with the same customer, we allocate revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. In the absence of fair value for a delivered element, revenue is first allocated to the fair value of the undelivered elements and then allocated to the residual delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. No sales arrangements to date include undelivered elements for which VSOE does not exist.

For purposes of revenue recognition for perpetual licenses, the Company considers payment tems exceeding one year as a presumption that revenue is recognized pro-rata over the collection period, typically over five years. For sales to top-tier customers, as defined below, this presumption is overcome by the customer’s commitment to pay, its payment history and its demonstrated ability to pay. For revenue recognized in advance of payments due the Company provides a discount against the revenue relative to the net present value of the cash flows expected over the payment terms, when these terms exceed one year.

Deferred Revenue

The Company sells software and licenses on deferred payment terms, typically over five years. For those sales to customers which the Company does not consider to be top-tier telecom entities the revenue is recognized over the collection period. Contracts are considered legally binding agreements. On execution the Company records the full amount receivable from the customer, including an allocation to current and long-term positions. The amount of the receivable that is not recognized is included in deferred revenue.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognized as assets of the Company at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Advertising Expenses

It is the Company’s policy to expense advertising costs as incurred.  No advertising costs were incurred during the three months ended September 30, 2012 and 2011.

Research and Development Expenses

Research and development expenses include all direct costs, primarily salaries for Company personnel and outside consultants, related to the development of new products, significant enhancements to existing products, and the portion of costs of development of internal-use software required to be expensed.  Research and development costs are charged to operations as incurred with the exception of those software development costs that may qualify for capitalization. The Company incurred no research and development costs in the three months ended September 30, 2012 and 2011.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled.  Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction.  The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized.  The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence).  The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return.  Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required.  As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions.  The Company’s estimates and assumptions may differ significantly from tax benefits ultimately realized.

Accumulated Other Comprehensive Income (Loss)

Other comprehensive income (loss), as defined, includes net income, foreign currency translation adjustment, and all changes in equity (net assets) during a period from non-owner sources.  To date, the Company has not had any significant transactions that are required to be reported in other comprehensive income (loss), except for foreign currency translation adjustments that were immaterial.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the fiscal year.  The Company makes estimates for, among other items, useful lives for depreciation and amortization, determination of future cash flows associated with impairment testing for long-lived assets, determination of the fair value of stock options and warrants, determining fair values of assets acquired and liabilities assumed in business combinations, valuation allowance for deferred tax assets, allowances for doubtful accounts, and potential income tax assessments and other contingencies.  The Company bases its estimates on historical experience, current conditions, and other assumptions that it believes to be reasonable under the circumstances.  Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: cash, accounts receivable, accounts payable, accrued expenses, and notes payable.  The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share-Based Compensation

The Company accounts for stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.  The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized for options in footnote disclosures.

Note 2.  Related-Party Transactions

Amounts due to related parties include the following: (in thousands)

	2012	2012

Loans due to stockholders	$2,000	$2,000
Due to directors	20	20

	$2,020	2,020

The loans due to stockholders are unsecured, have an interest rate of 10%.

During the three months ended September 30, 2012 and 2011 a company owned by a director and officer of the Company provided services in the amounts of $134,878and $154,262, respectively.

Note 3.  Share Capital

Preferred Stock

The Company’s authorized capital includes 50,000 shares of preferred stock of $0.0001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding for any of the periods presented.

Mandatorily Redeemable Preferred Shares (Deferred Stock)

The Company’s subsidiary OHG is authorized to issue 50,000 shares of deferred stock, par value of £1.These shares are non-voting and non-participating. Because the shares are redeemable at the option of the holders, they have been presented as a long-term liability.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.10.

During the three months ended September 30, 2012, the Company:

●	issued 670,000 shares of common stock for cash proceed of $502,000.

Stock Purchase Warrants

At September 30, 2012, the Company had reserved 4,400,000 shares of its common stock for the following outstanding warrants:

Number of Warrants	Exercise Price	Expiry

4,000,000	$0.00	No expiry date
400,000	0.25	No expiry date

There were 400,000 warrants issued and none exercised during the three months ended September 30, 2012.

Note 4.  Stock-Based Compensation

Although the Company does not have a formal stock option plan, it issues stock options to directors, employees, advisors, and consultants.

A summary of the Company’s stock options as of September 30, 2012, is as follows:

	Number of	Weighted Average
	Options	Exercise Price

Outstanding at June 30, 2010	507,385	$0.325
Options forfeited	(261,660)	0.156
Options issued	1,000,000	0.156
Outstanding at June 30, 2011	1,245,725	0.225
Options forfeited	(11,670)	0.220
Outstanding at June 30, 2012 and September 30, 2012	1,234,055	$0.225

The following table summarizes stock options outstanding at September 30, 2012:

	Number	Average	Number	Intrinsic
	Outstanding	Remaining	Exercisable	Value
	at	Contractual	at	at
	September 30,	Life	September 30,	September 30,
Exercise Price	2012	(Years)	2012	2012
$0.150	19,690	2.83	19,690	$
0.156	1,000,000	7.50	1,000,000
0.530	101,824	2.33	101,824
0.569	112,541	3.50	41,077

At September 30, 2012, 1,234,055 shares of common stock were reserved for outstanding options.

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model.  The assumptions used in calculating the fair value of the options granted were: risk-free interest rate of 4.6%, a 3 year expected life, a dividend yield of 1%, and a stock price volatility factor of 40%. The intrinsic value of the options was $nil.

There were no options issued during the three months ended September 30, 2012

Note 5.  Income Taxes

Income taxes are recognized for the amount of taxes payable for the three months ended September 30, 2012 and 2011 and for the impact of deferred tax assets and liabilities, which represent consequences of events that have been recognized differently in the financial statements under GAAP than for tax purposes.

Loss before income taxes consisted of the following (in thousands):

	2012	2011
International	$233	$-
Total	$233	$-

Note 6.  Subsequent Events

Subsequent to September 30, 2012

●	the Company issued
o	5,000,000 shares of common stock for notes receivable of $500,000
o	500,000 shares of common stock for services received with a fair value of $50,000
o	12,000,000 shares of common stock for services received from related parties with a fair value of $1,200,000
●
On November 30, 2012 all the issued and outstanding shares of the Company were acquired by One Horizon Group, Inc. (formerly Intelligent Communication Enterprise Corporation) in exchange for an aggregate of 17,873,945,491shares of One Horizon Group, Inc. This share issuance forms approximately 96% of the issued and outstanding shares of One Horizon Group, Inc.

●
On January 22, 2013 the Company entered into two convertible loan agreements with two officers and directors of the Company in the amount of $250,000 each. The convertible loans bear an interest rate of 0.21% and are repayable on or before January 22, 2014. The Company has the option to repay the loans at any time, without penalty, in cash or shares of common stock of the Company at a price of $0.0086 per share. If the Company elects to repay the convertible loans in full by the issuance of shares the Company will issue 29,190,000 shares of common stock for each loan so repaid.

●
On February 18, 2013 the Company entered into a subscription agreement to issue 483,870,968 shares of common stock and warrants to purchase 241,935,483 shares of common stock, at the price of $0.0124 per share until February 18, 2016 for total consideration of $6 million. The subscription proceeds are receivable as to $2 million each at March 31, June 30 and September 30, 2013. The outstanding balance is secured by a pledge of the shares, pro-rata to amount owing, and carries an interest rate of 3%.

●
In the period between January 31 and April 30, 2013, the Company invested $1.5 million for a 75% interest in a Chinese joint venture with ZTE Corporation, held in a subsidiary, One Horizon Hong Kong Limited.

●
In April 2013, the Company entered into an advisory agreement with a consulting firm to provide business and corporate development services to the Company. Upon the signing of the agreement on April 15, 2013, the Company agreed to issue 37,526,065 shares of common stock at a price of $0.015 per share for total consideration of approximately $562,890.

●
In May, 2013 signed an amendment to its agreement with an investor relations firm, pursuant to which the Company issued the firm a warrant to purchase up to 37,526,065 shares of the Company’s Common Stock, subject to vesting, at an exercise price of $0.012 per share, with 7,505,213 shares vesting on each of May 1, 2013, October 15, 2013, January 15, 2014, and April 14, 2014. Exercise of the warrants is also subject to certain performance metrics set forth in the warrant.